Exhibit 4.4

                                                                              D1

                             FORM OF SPECIAL WARRANT

                                                                       NO. W-[X]

THIS SPECIAL WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE SPECIAL WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SPECIAL WARRANT SHALL NOT TRADE THE SPECIAL WARRANT BEFORE JANUARY 13, 2003.

                            APOLLO GOLD CORPORATION

                                SPECIAL WARRANT
                                   TO ACQUIRE
                                  COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, <NAME OF REGISTERED HOLDER> (the "HOLDER") is the registered holder of <NUMBER> warrants (the "SPECIAL WARRANTS") of Apollo Gold Corporation (the "CORPORATION") and is thereby entitled, without payment of any additional consideration, to be issued fully paid and non-assessable common shares in the capital of the Corporation ("COMMON SHARES"), on the basis of one Common Share for each such Special Warrant, subject to the limitations referred to herein, by surrendering to the Corporation at its principal office in Toronto, Ontario during the exercise period hereinafter referred to, this Special Warrant Certificate, with a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

Surrender of this Special Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Corporation at the office specified above.

REFERENCE IS MADE TO SCHEDULE A ANNEXED HERETO (WHICH SCHEDULE IS INCORPORATED BY REFERENCE HEREIN AND IS DEEMED TO BE A PART HEREOF) FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE SPECIAL WARRANTS OF THE CORPORATION EVIDENCED
HEREBY AND OF THE TERMS AND CONDITIONS UPON WHICH THE SPECIAL WARRANTS ARE ISSUED AND HELD, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS. TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF SCHEDULE A ANNEXED HERETO AND THE TERMS OF THIS SPECIAL WARRANT CERTIFICATE, THE TERMS OF SCHEDULE A ANNEXED HERETO SHALL PREVAIL.

The Special Warrants evidenced by this Special Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) (the "EXPIRY TIME") on January 13, 2003, provided that the holder

                                                                              D2


exercises not less than all of the Special Warrants evidenced by this Special Warrant Certificate at the same time and if such Special Warrants have not been exercised by the Expiry Time, such Special Warrants, subject to the limitations referred to below, will be deemed to have been exercised by the holder (without any further action on the part of the holder or the Corporation) immediately prior to the Expiry Time. The Corporation will by the fifth Business Day following the day on which the Expiry Time occurs give such notice to the holders of Special Warrants. The Special Warrant Certificate may thereafter be surrendered in exchange for certificates representing Common Shares to which the holder is entitled. The holder of this Special Warrant may not exercise less than all of the Special Warrants evidenced by this Special Warrant Certificate.

On and after the date of any exercise or deemed exercise of the Special Warrants evidenced by this Special Warrant Certificate, the holder will have no rights hereunder except to receive within five Business Days of such exercise or deemed exercise certificates representing the Common Shares thereby issued to the holder upon surrender of this Special Warrant Certificate to the Corporation at its principal office in Toronto, Ontario.

The Corporation will not be obligated to issue any fraction of a Common Share on the exercise or deemed exercise of the Special Warrants. To the extent that a holder of a Special Warrant would otherwise have been entitled to receive, on the exercise or deemed exercise of the Special Warrants, a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the holder to acquire a whole number of shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND MAY BE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) ONLY IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THAT EFFECT.

Nothing contained in this Special Warrant Certificate shall be constructed as conferring upon the holder any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein provided.

Time will be of the essence hereof.

This Special Warrant Certificate shall be governed and construed in accordance with the laws of the Province of Ontario.

THE SPECIAL WARRANTS AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THE SPECIAL WARRANTS MAY BE SUBJECT TO STATUTORY RESALE RESTRICTIONS UNDER
APPLICABLE SECURITIES LEGISLATION. HOLDERS ARE ADVISED TO CONSULT THEIR OWN LEGAL ADVISORS IN THIS REGARD.

IN WITNESS WHEREOF Apollo Gold Corporation has caused this Special Warrant Certificate to be signed by its officer or other individual duly authorized in that behalf as of September 13, 2002.

                                          APOLLO GOLD CORPORATION


                                          By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                              D3


                                  SCHEDULE "A"

                                    ARTICLE 1
                                 INTERPRETATION
                                 --------------

1.1       DEFINITIONS

          In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

"ADJUSTMENT  PERIOD"  has  the  meaning  ascribed  to  the  term in section 4.7;

"AFFILIATE" shall have the meaning ascribed to such term in the Securities Act (Ontario);

"BUSINESS DAY" means any day that is not a Saturday, Sunday or any other day on which the principal chartered banks located in the city of Toronto, Ontario, Canada are not open for business;

"COMMON  SHARES"  means  the  common  shares  in the capital of the Corporation;

"COUNSEL" means a barrister or solicitor or a firm of barristers and solicitors;

"CORPORATION" means Apollo Gold Corporation and includes any successor corporation to or of the Corporation;

"CORPORATION'S AUDITORS" means Deloitte & Touche LLP, chartered accountants duly appointed as auditors of the Corporation for the time being;

"CURRENT MARKET PRICE" means the weighted average price per share for the Common Shares for the 20 consecutive trading days ending not more than five trading days before such date on The Toronto Stock Exchange and, for such purpose, the weighted average price shall be determined by dividing the aggregate sale price of all such shares sold (in amounts of at least one board lot) on the said exchange or market during the said 20 consecutive trading days by the total number of such shares so sold.

"DEEMED EXERCISE DATE" means, with respect to the deemed exercise of the Special Warrants by the holder thereof pursuant to subsection 4.2(1), the date on which the Special Warrants are so deemed to have been exercised as provided in such subsection;

"DIRECTOR" means a director of the Corporation for the time being, and reference without more to action by the directors means action by the directors of the Corporation as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

"EXCHANGE RATE" has the meaning ascribed to the term in section 4.7;

"EXERCISE DATE" means, with respect to the Special Warrants exercised by the holder thereof pursuant to subsection 4.1(1), the day on which the Special Warrant Certificate evidencing such Special Warrants is surrendered to the Corporation in accordance with the provisions of section 4.1;

"EXPIRY  TIME"  means  5:00  p.m.  (Toronto  time)  on  [     ],  2003;

"PERSON" means an individual, corporation, firm, sole proprietorship, syndicate, joint venture trust, partnership, trustee or unincorporated organization, and words importing persons have a similar extended meaning;

                                                                              D4


"SPECIAL WARRANTS" means the Special Warrants issued by the Corporation to acquire Common Shares created and authorized for issuance hereunder and evidenced by this Special Warrant Certificate issued and certified in accordance with the provisions hereof and that have not for the time being expired or been exercised or deemed to have been exercised;

"SPECIAL WARRANT CERTIFICATE" means the certificate evidencing one or more Special Warrants to which these Terms and Conditions are attached;

"SPECIAL WARRANTHOLDERS" or "HOLDERS" means the persons for the time being entered in a register of holders described in section 3.1 as holders of Special Warrants;

"THESE TERMS AND CONDITIONS", "HERETO", "HEREUNDER", "HEREOF", "HEREIN", "HEREBY" and similar expressions mean or refer to these Terms and Conditions and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "ARTICLE", "SECTION", "SUBSECTION" and "PARAGRAPH" followed by a number mean the specified Article, section, subsection or paragraph of these Terms and Conditions;

"VOTING SHARES" of any corporation means shares of one or more classes or series of a class of shares in the capital of such corporation carrying voting rights under all circumstances (and not by reason of the happening of a contingency) sufficient if exercised to elect all of the directors of such corporation, provided that such shares will be deemed not to cease to be voting shares solely by reason of a right to vote for the election of one or more of the directors of such corporation accruing to shares of another class or series of a class of shares of such corporation by reason of the happening of a contingency;

"WRITTEN ORDER OF THE CORPORATION", "WRITTEN REQUEST OF THE CORPORATION", "WRITTEN CONSENT OF THE CORPORATION", "WRITTEN DIRECTION OF THE CORPORATION" and "CERTIFICATE OF THE CORPORATION" mean, respectively, a written order, request, consent, direction and certificate signed in the name of the Corporation by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

1.2       WORDS  IMPORTING  THE  SINGULAR

          Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.3       INTERPRETATION  NOT  AFFECTED  BY  HEADINGS,  ETC.

          The division of these Terms and Conditions into Articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of these Terms and Conditions.

1.4       DAY  NOT  A  BUSINESS  DAY

          If the day on or before which any action that would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

                                                                              D5


1.5       TIME  OF  THE  ESSENCE

          Time will be of the essence in all respects in these Terms and Conditions and the Special Warrant Certificates.

1.6       CURRENCY

          Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7       APPLICABLE  LAW

          These Terms and Conditions and the Special Warrant Certificates will be construed and enforced in accordance with the laws prevailing in Ontario and will be treated in all respects as Ontario contracts.

                                    ARTICLE 2
                              THE SPECIAL WARRANTS
                              --------------------

2.1       CREATION  AND  ISSUE  OF  SPECIAL  WARRANTS

          The Special Warrants set forth on the attached certificate, entitling the holder hereof to be issued an equal number of Common Shares (subject to adjustment as provided herein) on the terms and subject to the conditions herein provided, is hereby created and authorized for issuance at a price of $2.20 for each Special Warrant, paid for in cash.

2.2       TERMS  OF  SPECIAL  WARRANTS

     (1) Subject to subsection 2.2(2) hereof, each Special Warrant issued hereunder, will entitle the holder thereof, upon the exercise or deemed exercise thereof in accordance with the provisions of Article 4, and without payment of any additional consideration, to be issued one (1) Common Share.

     (2) The number of Common Shares issuable on the Exercise Date or Deemed Exercise Date pursuant to subsection 2.2(1) hereof, will be adjusted in the events and in the manner specified in section 4.7.

2.3       FORM  OF  SPECIAL  WARRANT  CERTIFICATES

     (1) The Special Warrant Certificates will be dated as of the date hereof (regardless of the actual dates of their issue), will bear such legends and distinguishing letters and numbers as the Corporation may prescribe and will be issuable in any whole number denomination. No fractional Special Warrants will be issued or otherwise provided for hereunder.

     (2) The Special Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

                                                                              D6


2.4       SIGNING  OF  SPECIAL  WARRANT  CERTIFICATES

     (1) The Special Warrant Certificates will be signed by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time.

     (2) The signatures of any of the officers or individuals referred to in subsection (1) may be manual signatures, engraved, lithographed or printed in facsimile and Special Warrant Certificates bearing such facsimile signatures will be binding on the Corporation as if they had been manually signed by such officers or individuals.

     (3) Notwithstanding that any person whose manual or facsimile signature appears on a Special Warrant Certificate as one of the directors, officers or individuals referred to in subsection (1) no longer holds the same or any other office with the Corporation at the date of issuance of any Special Warrant Certificate or at the date of certification or delivery thereof, such Special Warrant Certificate will be valid and binding on the Corporation.

2.5       ISSUE  IN  SUBSTITUTION  FOR  LOST  CERTIFICATES,  ETC.

     (1) If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection (2), will issue and deliver, a new Special Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate.

     (2) The applicant for the issue of a new Special Warrant Certificate pursuant to this section will bear the reasonable cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

          (a) furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate to be replaced as is satisfactory to the Corporation in its discretion;

          (b) if so required, furnish an indemnity in amount and form satisfactory to the Corporation in its discretion; and

          (c) pay the reasonable charges of the Corporation in connection therewith.

2.6       CANCELLATION  OF  SURRENDERED  SPECIAL  WARRANTS

          All Special Warrant Certificates surrendered to the Corporation pursuant to sections 2.5, 4.1 or 4.2 will be cancelled by the Corporation.

2.7       SPECIAL  WARRANTHOLDER  NOT  A  SHAREHOLDER

          Nothing in these Terms and Conditions or in the holding of the Special Warrants evidenced by a Special Warrant Certificate, or otherwise, will be construed as conferring on any Special Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution.

                                                                              D7


                                    ARTICLE 3
                 REGISTRATION AND OWNERSHIP OF SPECIAL WARRANTS
                 ----------------------------------------------

3.1       REGISTRATION  OF  SPECIAL  WARRANTS

     (1) The Corporation will cause to be kept by and at its principal office in Toronto, Ontario a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Special Warrants and particulars of the Special Warrants held by them.

     (2) The register referred to in subsection 3.1(1), will at all reasonable times be open for inspection by any Special Warrantholder. The Corporation will from time to time when requested to do so in writing by any Special Warrantholder (upon payment of the Corporation's reasonable charges), furnish such Special Warrantholder with a list of the names and addresses of holders of Special Warrants entered on such register and showing the number of Special Warrants held by each such holder.

     (3) The Corporation may at any time and from time to time change the place at which the register referred to in subsection 3.1(1) is kept. Notice of any such change shall forthwith be given by the Corporation to the holders of Special Warrants.

3.2       NON  TRANSFERABILITY  OF  SPECIAL  WARRANTS

     (1) The Special Warrants evidenced by this Special Warrant Certificate may not be transferred by the holder without the expressed written consent of the Corporation, which consent may be unreasonably withheld.

3.3       OWNERSHIP  OF  SPECIAL  WARRANTS

     (1) The Corporation may deem and treat the person in whose name the Special Warrants are registered as the absolute owner of such Special Warrants for all purposes, and such person will for all purposes of these Terms and Conditions be and be deemed to be the absolute owner thereof, and the Corporation will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

     (2) The registered holder of the Special Warrants will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the delivery to any such registered holder of the Common Shares issued on exercise or deemed exercise of such Special Warrants will be a good discharge to the Corporation therefore and, unless the Corporation is required by statute or by an order of a court of competent jurisdiction, the Corporation will not be bound to inquire into the title of any such registered holder.

                                                                              D8


                                    ARTICLE 4
                          EXERCISE OF SPECIAL WARRANTS
                          ----------------------------

4.1       EXERCISE

     (1) Subject to the limitation set forth in subsection 4.1(2) and provided that the holder of the Special Warrants exercises not less than all of the Special Warrants evidenced by this Special Warrant Certificate at the same time, holders of Special Warrants may at any time prior to the Expiry Time exercise the right thereby conferred to be issued Common Shares by surrendering to the Corporation at its principal office in Toronto, Ontario, or to any other person at any other place designated by the Corporation in respect of which notice has been given to the holders of the Special Warrants, during normal business hours on a Business Day at such place, the Special Warrant Certificate evidencing such Special Warrant, with a duly completed and executed notice of exercise substantially in the form set out in Appendix 1 to such Special Warrant Certificate exercising all of the Special Warrants evidenced by this Special Warrant Certificate. The holder of this Special Warrant Certificate may not exercise less than all of the Special Warrants evidenced by the Special Warrant Certificate.

     (2) Any Special Warrant Certificate with a duly completed and executed notice of exercise referred to in subsection 4.1(1) will be deemed to have been surrendered only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Corporation or one of the other persons at the office or one of the other places specified in subsection 4.1(1).

     (3) Any notice of exercise referred to in subsection 4.1(1) must be signed by the Special Warrantholder, or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, acting reasonably, and, if any Common Shares thereby issuable are to be issued to a person or persons other than the Special Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified.

4.2       DEEMED  EXERCISE

     (1) If the Special Warrants have not been exercised pursuant to section 4.1, such Special Warrants will be deemed to have been exercised by the holder thereof (without any further action on the part of such holder or the Corporation) immediately prior to the Expiry Time. In such event, the Corporation will, within five business days following the Expiry Time, give notice of such deemed exercise to the holders of such Special Warrants. Such notice shall specify that the Special Warrants are deemed to have been exercised automatically in accordance with their terms and will indicate the place or places at which, pursuant to subsection 4.2(2), Special Warrant Certificates may thereafter be surrendered in exchange for certificates representing the Common Shares issued upon such deemed exercise of Special Warrants.

     (2) The holder of the Special Warrants deemed to have been exercised pursuant to subsection 4.2(1) will have no rights thereunder except to receive certificates representing the Common Shares thereby issued to him upon surrender to the Corporation at its principal office in Toronto, Ontario during normal business hours on a Business Day at such place,

                                                                              D9


          of the Special Warrant Certificate evidencing such Special Warrant. Any Special Warrant Certificate will be deemed to have been surrendered for such purpose only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Corporation.

4.3       EFFECT  OF  EXERCISE  OR  DEEMED  EXERCISE

     (1)  Upon  the  exercise of the Special Warrants in accordance with section
          4.1 or upon the deemed exercise of the Special Warrants in accordance with section 4.2, the Common Shares thereby issuable will be deemed to have been issued, and the person or persons to whom such Common Shares are to be issued will be deemed to have become the holder or holders of record thereof, on the Exercise Date or the Deemed Exercise Date, as the case may be, unless the transfer registers for the Common Shares are closed on that date, in which case such Common Shares will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which such person or persons were entitled on the Exercise Date or the Deemed Exercise Date, as the case may be.

     (2) As soon as practicable and in any event not later than, in the case of the exercise of the Special Warrants in accordance with section 4.1, the fifth business day on which the transfer registers for the Common Shares have been open after such exercise or, in the case of the deemed exercise of the Special Warrants in accordance with section 4.2, within five business days after the surrender to the Corporation of the Special Warrant Certificate evidencing such Special Warrants in accordance with subsection 4.2(2), the Corporation will mail to the person or persons in whose name or names the Common Shares thereby issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Special Warrant Certificate evidencing such Special Warrants was surrendered, certificates representing the Common Shares so issued.

     (3) If any Common Shares issuable pursuant to the Special Warrants are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Corporation an amount equal to all exigible transfer taxes or other government charges, and the Corporation will not be required to issue or deliver any certificates representing any such Common Shares unless or until such amount has been so paid or the Special Warrantholder has established to the satisfaction of the Corporation that such taxes and charges have been paid or that no such taxes or charges are owing.


4.4       NO  FRACTIONAL  COMMON  SHARES

          The Corporation will not, whether pursuant to an adjustment in accordance with section 4.7 or under any other circumstances, be obligated to issue any fraction of a Common Share on the exercise or deemed exercise of Special Warrants. To the extent that a holder of Special Warrants would otherwise have been entitled to receive, on the exercise or deemed exercise of Special Warrants, a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the holder to acquire a whole number of shares.

                                                                             D10


4.5       RECORDING

          The Corporation will record particulars of each Special Warrant exercised or deemed to have been exercised which will include the name and address of each person to whom Common Shares are thereby issued, the number of Common Shares so issued and the Exercise Date or Deemed Exercise Date in respect thereof.

4.6       SECURITIES  RESTRICTIONS

          No Common Shares will be issued on exercise or deemed exercise of the Special Warrants, if in the opinion of counsel to the Corporation, the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction or require the Corporation to qualify the Common Shares issuable on exercise or deemed exercise of the Special Warrants for distribution in any jurisdiction. Without limiting the generality of the preceding sentence, if the Exercise Date in respect of any Special Warrant occurs before [ ], 2003, the certificates representing the Common Shares thereby issued will bear such legends as may, in the opinion of counsel to the Corporation, be necessary or advisable in order to avoid a violation of any securities laws of any province of Canada or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legends.

4.7       ADJUSTMENTS

     (1) The rights of the holder of the Special Warrants, including the number of Common Shares issuable upon the exercise or deemed exercise of such Special Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this section, and for such purposes and as used in this section:

          (a) "Adjustment Period" means the period commencing on the date hereof and ending at the Expiry Time; and

          (b) "Exchange Rate" means the rate at which Common Shares are issuable upon the exercise or deemed exercise of any Special Warrant, which rate, subject to adjustment in accordance with these Terms and Conditions, is one Common Share for each Special Warrant as of the date hereof.

     (2) The Exchange Rate in effect at any date will be subject to adjustment from time to time if and whenever at any time during the Adjustment Period, the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares or securities exchangeable or convertible into Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution. In any such event, the Exchange Rate will, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to such date by a fraction, of which the

                                                                             D11


          denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur and any such issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Subsection 4.7(2). To the extent that this Subsection 4.7(2) has become operative because of an issue of convertible securities referred to in clause (iii) above, the number of Common Shares obtainable under each Special Warrant shall be readjusted based on the number of Common Shares issuable upon conversion or exchange of such exchangeable or convertible securities.

     (3) If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of the Corporation (other than as described in subsection (2)), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of the Special Warrants which is thereafter exercised or deemed to have been exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise or deemed exercise, the kind and number or amount of shares, Special Warrants or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the holders of Special Warrants to the end that the provisions set forth in this section will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in the relation to any shares or other securities or property thereafter deliverable upon the exercise or deemed exercise of the Special Warrants. Any such adjustments will be made by and set forth in a certificate or an indenture supplemental hereto approved by the directors of the Corporation and by the Corporation and shall for all purposes be conclusively deemed to be an appropriate adjustment.

     (4) If and whenever at any time during the Adjustment Period, the Corporation proposes to issue Common Shares or rights, options or Special Warrants to purchase Common Shares to all or substantially all of the holders of the Common Shares, such shares or rights shall also be offered to holders of Special Warrants, and such holders shall be entitled to purchase that percentage of the shares or rights so offered calculated by dividing the aggregate number of Common Shares issuable on exercise or deemed exercise of the Special Warrants by the sum of: (i) the number of Common Shares issuable upon the exercise of the Special Warrants and (ii) all the Common Shares then issued and outstanding.

     (5) In any case in which this section shall require that an adjustment shall become effective immediately after a record date for or effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the holder of any Special Warrant exercised or deemed to have been exercised after such

                                                                             D12


          record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to such holder, as soon as reasonably practicable after such record date, an appropriate instrument evidencing such holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or the Deemed Exercise Date, as the case may be, or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property pursuant to subsection 4.3(1).

     (6) If the Corporation shall set a record date to determine the holders of the securities for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such securityholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of Common Shares obtainable upon exercise of the Special Warrants shall be required by reason of the setting of such record date.

     (7) The adjustments provided for in this section are cumulative, shall, in the case of any adjustment to the Exchange Rate, be computed to the nearest one one-hundredth of a Common Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this section, provided that, notwithstanding any other provision of this section, no adjustment of the Exchange Rate will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) in respect of any Common Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan of the Corporation or of subsidiaries of the Corporation or (iii) in respect of any Common
          Shares  issuable  or  issued  pursuant  to  the  Special  Warrants.

     (8) If any question arises with respect to the adjustments provided in this section, such question shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation.

     (9) If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Common Shares, other than any action described in this section, which in the opinion of the directors of the Corporation would adversely affect the rights of any holders of Special Warrants, the Exchange Rate will be adjusted by the directors in such manner, if any, and at such time, as the directors, may in their sole discretion determine to be equitable in the circumstances to such holders.

     (10) As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, the Corporation will take any action

                                                                             D13


          which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will be obligated to and may validly and legally issue all the Common Shares or other securities or property which the holders of Special Warrants would be entitled to receive thereafter on the exercise or deemed exercise thereof in accordance with the provisions hereof.

     (11) At least ten days before the earlier of the effective date of, or record date for, any event referred to in this section that requires or might require an adjustment in any of the rights under the Special Warrants or such longer notice period as may be applicable in respect of notices required to be delivered by the Corporation to holders of its Common Shares, the Corporation will give notice to the Special Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will give notice to the Special Warrantholders of such adjustment.

                                    ARTICLE 5
                                    COVENANTS
                                    ---------

5.1       GENERAL  COVENANTS

     (1) The Corporation represents, Special Warrants, covenants and agrees with the Special Warrantholders that so long as any Special Warrant remains outstanding and may be exercised:

          (a) the Corporation is duly authorized to create and issue the Special Warrants and that this Special Warrant Certificate be valid and enforceable against the Corporation;

          (b) the Corporation will at all times maintain its corporate existence, carry on and conduct its business in a proper and business-like manner, keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and the Corporation will send to Special Warrantholders copies of all financial statements furnished to its shareholders prior to the Expiry Time;

          (c) the Corporation will reserve for the purpose and keep available sufficient unissued or created Common Shares to enable it to satisfy its obligations on the exercise or deemed exercise of the Special Warrants;

          (d) the Corporation will cause the Common Shares from time to time issued pursuant to the exercise or deemed exercise of the Special Warrants, and the certificates representing such Common Shares, to be duly issued and delivered in accordance with the Special Warrants and the terms hereof;

          (e) all Common Shares that are issued or created on exercise or deemed exercise of the Special Warrants will be fully paid and non-assessable;

          (f) the Corporation will keep open on Business Days the registers of holders referred to in section 3.1 and will not take any action or omit to take any action which

                                                                             D14


               would have the effect of preventing the Special Warrantholders from exercising any of the Special Warrants or receiving any of the Common Shares upon such exercise;

          (g) the Corporation will make all requisite filings in connection with the exercise of the Special Warrants and issue of the Common Shares; and

          (h) generally, the Corporation will well and truly perform and carry out all acts and things to be done by it as provided in these Terms and Conditions.

                                    ARTICLE 6
                                   ENFORCEMENT
                                   -----------

6.1       SUITS  BY  SPECIAL  WARRANTHOLDERS

          All or any of the rights conferred upon any Special Warrantholder by these Terms and Conditions or the Special Warrant Certificates may be enforced by a Special Warrantholder by appropriate proceedings.

6.2       IMMUNITY  OF  SHAREHOLDERS,  ETC.

          By the acceptance of the Special Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder or other securityholder, director, officer, employee or agent of the Corporation for the creation and issue of the Common Shares pursuant to any Special Warrant or on any covenant, agreement, representation or warranty by the Corporation herein or in the Special Warrant Certificates.

6.3       LIMITATION  OF  LIABILITY

          The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or shareholders of the Corporation or any of the past, present or future directors or shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation, but only the property of the Corporation shall be bound in respect hereof.

                                    ARTICLE 7
                             SUCCESSOR CORPORATIONS
                             ----------------------

7.1       SUCCESSOR  CORPORATIONS

          In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in these Terms and Conditions to be performed by the Corporation.

                                                                             D15


                                    ARTICLE 8
                                     GENERAL
                                     -------

8.1       NOTICE  TO  THE  CORPORATION

     (1) Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by facsimile transmission (receipt of such transmission is confirmed in writing), to:

          Apollo Gold Corporation
          175 Bloor Street East
          North Tower, Suite 710
          Toronto, Ontario
          M4W 3R8
          Attention: Chief Financial Officer
          Facsimile: 416-972-0091

          and any such notice, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice shall be deemed to have been given and received on the first Business Day next following the day of such transmission and if mailed, shall be deemed to be given and received on the fifth Business Day following the day of the mailing of the notice.

     (2) The Corporation may from time to time notify the other in the manner provided in subsection (1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Corporation for all purposes of these Terms and Conditions.

     (3) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Corporation hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in subsection (1) by confirmed facsimile transmission.

8.2       NOTICE  TO  SPECIAL  WARRANTHOLDERS

     (1) Unless herein otherwise expressly provided, a notice to be given hereunder to Special Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Special Warrantholders or delivered (or so mailed to certain Special Warrantholders and so delivered to the other Special Warrantholders) at their respective addresses appearing on any of the registers of holders described in section 3.1, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employers, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by

                                                                             D16


          publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper.

     (2) A notice so given by mail or so delivered will be deemed to have been given on the fifth business day after it has been mailed or on the day which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon.

8.3       SOLE  BENEFIT  OF  PARTIES  AND  SPECIAL  WARRANTHOLDERS

          Nothing in these Terms and Conditions or the Special Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the Corporation and the Special Warrantholders, any legal or equitable right, remedy or claim under these Terms and Conditions or the Special Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the Special Warrantholders.

8.4       DISCRETION  OF  DIRECTORS

          Any matter provided herein to be determined by the directors will be determined by the directors of the Corporation in their sole discretion, and a determination so made will be conclusive.

                                                                             D17


                                   APPENDIX 1
                                   ----------
                               NOTICE OF EXERCISE

To:       APOLLO GOLD CORPORATION (the "Company")

The undersigned holder of the Special Warrant evidenced by the within Special Warrant Certificate hereby exercises its right to be issued Common Shares of the Company (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Special Warrant Certificate to which this Notice is appended) that are issuable upon the exercise of such Special Warrant, on the terms specified in such Special Warrant Certificate.

The undersigned hereby represents and Special Warrants to the Company as follows (check one):


          (i)  the  undersigned  is not a U.S. person and the Special Warrant is
------ not being exercised within the United States or on behalf of a U.S. person; or

          (ii) the  undersigned  was a U.S. person at the time of acquisition of
------ the Special Warrant directly from the Company and each of the representations and Special Warranties made by the undersigned in the Subscription Agreement between the undersigned and the Company, pursuant to which the undersigned acquired the Special
               Warrant,  is  true  and  correct  as  of  the  date  hereof;  or

         (iii) the undersigned has delivered herewith to the Company a written opinion of counsel to the effect that the exercise of the Special Warrant by the undersigned is not subject to registration under the Securities Act of 1933, as amended, or the securities laws of any state of the United States.

"United States" and "U.S. person" are as defined by Regulation S under the United States Securities Act of 1933, as amended.

The  undersigned  hereby acknowledges that it is aware that if the said right is
being  exercised  before  [     ],  2003, the Common Shares received on
exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

                                                           Number(s)of
         Name(s)in Full          Address(es)              Common Shares
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                             D18


(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Corporation all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this _____ day of ________________ 2003.


                                       )
                                       )
                                       )
                                       )
                                       ) ---------------------------------------
Witness                                ) Signature of Registered Holder
                                       )
                                       )
                                         ---------------------------------------
                                         Name of Registered Holder


NOTE:     The  name  of the Registered Holder on this Notice of Exercise must be the same as the name appearing on the face page of the Special Warrant Certificate to which this Appendix is attached.

     Please check if the Common Share certificates are to be delivered at the office where this Special Warrant Certificate is surrendered, failing which such certificates will be mailed.

Certificates will be delivered or mailed within 3 business days after the due surrender of the Special Warrant Certificate to which this Appendix is attached.

                                                                              E1


                                  SCHEDULE "E"
                         LIST OF CONVERTIBLE SECURITIES

OUTSTANDING SECURITIES OF APOLLO GOLD CORPORATION CONVERTIBLE INTO, EXCHANGEABLE
   FOR OR OTHERWISE ENTITLING THE HOLDERS THEREOF TO ACQUIRE COMMON SHARES AS AT
                                AUGUST 27, 2002.

1. DEBENTURE WARRANTS - 7,187,500 warrants, each warrant entitling the holders thereof to acquire one post-consolidation common share at a price of US$1.60 per share until March 21, 2004.

2. COMPENSATION WARRANTS - 718,750 warrants, each warrant entitling the holders thereof to purchase one post-consolidation common share at a price of US$1.60 per share until March 21, 2004.

3. ARRANGEMENT OPTIONS - 2,780,412 options, each option entitling the holders thereof to acquire one common share at a price of US$0.80 per share. These options have a term of five years and one-quarter of these options vest every six months. These options were issued or are issuable to key management, officers and directors of Apollo pursuant to the plan of arrangement.

4. BONUS SHARES - the plan of arrangement for the corporation provided that it would issue up to 530,000 post consolidation common shares to eligible executives. The board of directors of Apollo was charged with the responsibility of determing who would be issued such shares. These determinations are to be made on prescribed performance criteria and may be issued up to two years following the effective date of the plan of arrangement.


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